Exhibit 10.6(d)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.
AMENDMENT NO. 3
TO THE
AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT
This Amendment No. 3 to the Amended and Restated Exclusive License Agreement is entered into by and among Fred Mermelstein, Ph.D. and Janet Chollet, M.D. (the “Licensors”), Pear Tree Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Licensee”) and Bernadette Klamerus (“Klamerus”), effective as of February 13, 2017 (“Amendment No. 3 Effective Date”).
WHEREAS, the Licensors, together filed United States Patent Application Ser. No. 11/757,787, filed June 4, 2007 and entitled “Method of Treating Atrophic Vaginitis” the (“787 Utility Patent”);
WHEREAS, on or about July 14, 2006 the Licensors and the Licensee entered into an exclusive license agreement whereby each of the Licensors granted their entire right, title and interest for the United States and all foreign countries in the ‘787 Utility Patent and related patents to Pear Tree Women’s Healthcare, Inc. the (“Original Agreement”);
WHEREAS, on or about August 21, 2007, Licensee acquired all of the business and assets of Pear Tree Women’s Healthcare, and the Original Agreement was assigned to Licensee as a result of this transaction;
WHEREAS, on or about August 15, 2007, the Licensors and the Licensee agreed to amend and restate the Original License (the “Amended and Restated License”);
WHEREAS, on or about October 10, 2007, Licensors and the Licensee agreed to certain additional amendments and modifications of the Amended and Restated License (the “First Amendment”);
WHEREAS, on or about January 2017, the Licensors agreed to amend the 787 Utility Patent to add Bernadette Klamerus as an owner, inventor and applicant, and accordingly, amended the First Amendment and Original License to, among other things, add Ms. Klamerus as a Licensee pertaining to certain provisions of such agreement (the “Second Amendment” and collectively with the First Amendment and the Amended and Restated License, the “License Agreement”); and
WHEREAS, the Licensors and the Licensee, for good and valuable consideration and valid business reasons, now desire to amend the License Agreement by this Amendment No. 3 as described herein.
NOW, THEREFORE,
In consideration of the above premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the parties to this Agreement, as evidenced by the signatures below, the License Agreement is amended as follows:
1.    Commencing upon the Amendment No. 3 Effective Date, new Article 1.13 is added as follows:
“1.13    “Commercially Reasonable Efforts” means, with respect to Licensee’s activities in the development and commercialization of a Licensed Product or Licensed Process, the efforts and resources typically used by biotechnology and/or pharmaceutical companies that are similar in size to Licensee in the development or commercialization of products of comparable market potential, taking into account all relevant factors including, as applicable and without limitation, stage of development and availability of capacity to manufacture and supply for commercial sale”.

2.    Commencing upon the Amendment No. 3 Effective Date, Article 3.1 is void and is replaced, in its entirety, with the following:
“3.1    The Licensee shall use Commercially Reasonable Efforts to bring Licensed Products and Licensed Processes to market through a thorough, vigorous and diligent development program for commercial exploitation of the Patent Rights and Know-how, including compliance with the milestones set forth in Exhibit A. The Licensee shall continue active, diligent product development (preclinical and clinical) and marketing efforts for the Licensed Products and Licensed Processes throughout the life of this Agreement. Failure to comply with the milestones set forth in Exhibit A shall not be a material breach of this Agreement if the Licensee can demonstrate that (i) it is using Commercially Reasonable Efforts to bring the Licensed Product and Licensed Process to market and (ii) such delays are due to written requirements of the FDA in order for the Company to receive a Marketing Authorization.”
3.    Commencing upon the Amendment No. 3 Effective Date, Section 4.8 is void and is replaced, in its entirety, with the following:
“4.8 To the extent that the Licensee or any Affiliate of the Licensee obtains in any jurisdiction any license from a third-party in order to make, use or sell any Licensed Product or Licensed Process, then up to [***] percent ([***]%) of the amounts paid by Licensee or any of its Affiliates to such third-party in such jurisdiction may be deducted from royalties otherwise payable to the Licensors hereunder, provided that in no event shall the aggregate royalties payable to the Licensors in any semiannual period in such jurisdiction be reduced by more than [***] percent ([***]%) as a result of any such deduction, and provided further that any excess allowable deduction remaining as a result of such limitation may be carried forward to subsequent periods. Notwithstanding the foregoing, in no case shall royalties payable to Licensors be reduced to less than [***]% of Net Sales.”
4.    Commencing upon the Amendment No. 3 Effective Date, Article 7.1 is void and is replaced, in its entirety, with the following:
“7.1    Unless terminated pursuant to this Article 7, this Agreement shall remain in full force and effect until the last to expire Valid Claim contained in the Patent Rights.”
5.    Commencing upon the Amendment No. 3 Effective Date, Article 7.4 is void and is replaced, in its entirety, with the following:
“7.4    Subject to Article 8.3, upon any material breach or default of this License Agreement by the Licensee, other than as set forth in Paragraphs 7.2 and 7.3 hereinabove, the Licensors shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder upon giving [***] notice to the Licensee. Such grounds for termination include, but shall not be limited to, [***]. Such termination shall become effective immediately upon the expiration of the [***] period referred to above, unless the Licensee shall have cured any such breach or default prior thereto.”
6.    Commencing upon the Amendment No. 3 Effective Date, Article 15 is void and is replaced, in its entirety, with the following:
“ARTICLE 15-CONFIDENTIALITY
15.1    Any proprietary or confidential information disclosed or made available by Licensee to Licensors, and by Licensors to Licensee, in each case in connection with this Agreement (including but not limited to Know-how and patent prosecution documents relating to Patent Rights) collectively constitute the “Confidential Information.” The Licensee and the Licensors agree that they will not use the Confidential Information of the other for any purpose unrelated to this Agreement, and will hold it in confidence during the term of this Agreement and for a period of [***]. The Licensee and the Licensors shall exercise with respect to such the Confidential Information the same degree of care as the Licensee and the Licensors exercise with respect to their own confidential or proprietary information of a similar nature, and shall not disclose it or permit its disclosure to any third party (except to those of its employees, consultants, or agents who are bound by the same obligation of confidentiality as the Licensee and the Licensors are bound pursuant to this Agreement). However, such undertaking of confidentiality by the Licensee or the Licensors shall not apply to any information or data which:
15.1.1    The receiving party receives at any time from a third party lawfully in possession of same and having the right to disclose same;
15.1.2    Is, as of the date of this Agreement, in the public domain, or subsequently enters the public domain through no fault of the receiving party;
15.1.3    Is independently developed by the receiving party as demonstrated by written evidence without reference to information disclosed to the receiving party; or
15.1.4    Is disclosed pursuant to the prior written approval of the disclosing party.
Each party may disclose the other party’s Confidential Information to the extent required to be disclosed pursuant to law, regulation or legal process (including, without limitation, to a governmental authority) provided, in the case of such disclosure, reasonable notice of the impending disclosure is provided to the disclosing party (unless prohibited under applicable law) and the receiving party shall reasonably cooperate with the disclosing party (at the disclosing party’s written request) in any efforts to oppose or mitigate the disclosure.”
7.    Except as specifically amended by this Amendment No. 3, the License Agreement shall remain in full force and effect and is hereby ratified and confirmed by each of the parties hereto.
8.    This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of laws.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3, by persons duly authorized, effective as of the Amendment No. 3 Effective Date.

PEAR TREE PHARMACEUTICALS, INC. By: /s/ Stephen Rocamboli Stephen Rocamboli President By: /s/Fred Mermelstein Fred Mermelstein Director	By: /s/ Fred Mermelstein Fred Mermelstein By: /s/Bernadette Klamerus Bernadette Klamerus By: /s/ Janet Chollet Janet Chollet